                                                                       EXHIBIT 5


                              September 21, 1999


Input Software, Inc.
1299 Parkmoor Avenue
San Jose, CA 95126


                    Re: Input Software, Inc. Registration Statement for Offering Of 300,000 Shares Of Common Stock
                           -----------------------------------------------

Ladies and Gentlemen:

      We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 300,000 shares of Common Stock under the Company's 1999 Stock Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1999 Stock Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            GUNDERSON DETTMER STOUGH VILLENEUVE
                                            FRANKLIN & HACHIGIAN, LLP.